SECURITIES AND EXCHANGE COMMISSION

                      Washington, DC  20549



                             FORM 8-K



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (date of earliest event reported)    November 4, 1997



                          PENTAIR, INC.

      (Exact Name of Registrant as specified in Its Charter)


MINNESOTA                       001-11625            41-0907434
(State of Incorporation        (Commission File      (I.R.S. Employer
      or Organization)          Number)              Identification No.)


    1500 County Road B2 West, St. Paul, Minnesota  55113-3105
     (Address of Principal Executive Offices)      (Zip Code)


                          612.636.7920
       (Registrant's Telephone Number, Including Area Code)

Item 2.   Acquisition or Disposition of Assets

     On June 16, 1997, Pentair, Inc. announced that it has signed a letter of intent to sell its wholly owned subsidiary, Federal Cartridge Co. of Anoka, Minnesota, to Blount Inc. of Montgomery, Alabama, for an amount in excess of Federal's book value.

     On November 4, 1997, Pentair, Inc. announced that it had completed the sale of Federal Cartridge effective October 31, 1997. The sale price was approximately $112 million.

     The sale of Federal Cartridge does not constitute a "significant business combination" under Regulation S-X of the Securities and Exchange Commission and,therefore, does not require the filing by the Company of pro forma financial information under the Securities Exchange Act of 1934, as amended.


Item 7.        Financial Statements and Exhibits.

a.   Not applicable
b.   Not applicable

c.   Exhibits


Exhibit 2.1    Stock Purchase Agreement dated November 4, 1997
Exhibit 99.1   Press release dated June 16, 1997
Exhibit 99.2   Press release dated November 4, 1997

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto dulyauthorized.


PENTAIR, INC.


By:  /s/  Richard W. Ingman
     Richard W. Ingman
     Executive Vice President and
     Chief Financial Officer

Dated:    November 13, 1997